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                                                                    EXHIBIT 23.9

                       CONSENT OF EVERCORE PARTNERS L.P.

     We hereby consent to the reference to our firm under the caption "The Merger -- Background of the Merger" in Amendment No. 2 to the Registration Statement No. 333-91014 (Form S-4) and related proxy statement of EEX Corporation and prospectus of Newfield Exploration Company and Treasure Island Royalty Trust for the registration of 7,259,571 shares of Newfield Exploration Company common stock and 42,574,298 units of the Treasure Island Royalty Trust.

                                          EVERCORE PARTNERS L.P.

                                          By:        /s/ TIM LALONDE
                                            ------------------------------------
                                          Name: Tim LaLonde
                                          Title:  Managing Director

New York, NY
August 21, 2002